UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2019

REGIS CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	1-12725	41-0749934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7201 Metro Boulevard

Minneapolis, MN 55439

(Address of principal executive offices and zip code)

(952) 947-7777

(Registrant’s telephone number, including area code)

(Not applicable)

(Former name or former address, if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $.05 par value	RGS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01.	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

As previously disclosed, in October 2017, Regis Corporation and its subsidiaries (collectively, the “Company”) sold substantially all of its U.S. mall-based salon business (the “U.S. Salon Business”) to The Beautiful Group Management, LLC (“TBG US”) and its Canadian mall-based salon business (the “Canadian Salon Business” and collectively with the U.S. Salon Business, the “Salon Business”) to The Beautiful Group Salons (Canada) Ltd. (“TBG Canada” and collectively with TBG US, “TBG”) (such transactions, the “2017 transaction”). As part of such sale, the Company sold the assets in respect of salons in North America that principally operate under the Regis Salons and MasterCuts brands, including the intellectual property for the MasterCuts brand and other ancillary brands. In consideration for the purchase of the assets of the Salon Business, TBG assumed specified liabilities of the Company with respect to the operation of the Salon Business, including lease liabilities in respect of the Salon Business.

On December 30, 2019, the Company entered into Portfolio Transfer Agreements with TBG in the United States and Canada (the “Portfolio Transfer Agreements”), pursuant to which one or more affiliates of the Company will acquire from TBG certain assets of the Salon Business in the United States and Canada, respectively, that are used in the operation of salons at which the Company or its affiliates has residual liability under real estate leases as a result of the 2017 transaction, including the intellectual property for the MasterCuts brand and other ancillary brand. In consideration for the acquisition of such assets, affiliates of the Company will assume certain related liabilities primarily relating to certain employee benefits-related payments (the acquisition of such assets and assumption of such liabilities, the “Salon Repurchase”). As a result of the Salon Repurchase, the Company or one of its affiliates will acquire the assets to operate approximately 200 salons in the United States and Canada. In the United States, the Salon Repurchase was consummated in connection with an assignment for the benefit of TBG US’s creditors. The assets of the salons acquired in connection with the Salon Repurchase are, in aggregate, unprofitable, and the total lease liability related to such salons is approximately $30 million. The Salon Repurchase was completed on December 31, 2019.

The Portfolio Transfer Agreements have been included to provide investors with information regarding their terms. They are not intended to provide any other factual information about the Company or the parties to those agreements. The representations, warranties and covenants contained in the agreements were made only for purposes of the transactions contemplated thereby as of the specific dates therein, were solely for the benefit of the parties to the agreements, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under these agreements and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

In connection with the 2017 transaction, one or more affiliates of TBG subleased a number of the acquired salons from the Company and its affiliates under master subleases and operated as the manager of certain leases pursuant to Management and Operating Agreements until certain other leases were transferred in accordance with the terms thereof. In connection with the Salon Repurchase, on December 31, 2019, the Company or one of its affiliates terminated the sublease agreement and management services agreements previously entered into between affiliates of the Company and TBG in connection with the 2017 transaction.

As previously disclosed, on June 27, 2019, the Company entered into a Second US and Canada Omnibus Settlement Agreement (the “Settlement Agreement”) with TBG. Pursuant to the Settlement Agreement, among other things, the Company and TBG entered into certain Trademark License Agreements pursuant to which the Company granted TBG rights to use certain Company marks in connection with TBG’s operation of certain salons. In connection with the Salon Repurchase, such Trademark License Agreements were terminated on December 31, 2019. Also in connection with the Salon Repurchase, affiliates of each of the Company and TBG agreed to release certain claims against the other party under the Settlement Agreement and certain other transaction agreements entered into in connection with the 2017 transaction.

The Company issued a press release regarding these matters on December 31, 2019, which is attached hereto as Exhibit 99.

ITEM 1.02.	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

EXHIBIT NUMBER

2.1	Portfolio Transfer Agreement (United States), dated as of December 30, 2019, between Regis Corp. and The Beautiful Group Management, LLC.*

2.2	Portfolio Transfer Agreement (Canada), dated as of December 30, 2019, between Regis Holdings (Canada), Ltd. and The Beautiful Group Salons (Canada) Ltd.*

99	Regis Corporation Press Release, dated December 31, 2019

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIS CORPORATION

Dated: December 31, 2019	By:	/s/ Amanda P. Rusin
Name: Amanda P. Rusin, Title: Secretary